Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER
THE TRUST INDENTURE ACT OF 1939 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE
Check if an Application to Determine Eligibility of a Trustee Pursuant to Section 305(b)(2) ☐

U.S. BANK NATIONAL ASSOCIATION
(Exact name of Trustee as specified in its charter)

31-0841368
I.R.S. Employer Identification No.

800 Nicollet Mall
Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)

Kim R. Galbraith
U.S. Bank National Association
170 South Main Street, Suite 200
Salt Lake City, Utah (801) 534-6083
(Name, address and telephone number of agent for service)

Boart Longyear Management PTY Limited*
(Issuer with respect to the Securities)

Commonwealth of Australia	N/A
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

26 Butler Boulevard
Burbridge Business Park	N/A
Adelaide Airport, S.A. 5950
Australia
(Address of Principal Executive Offices)	(Zip Code)

Boart 12.00% / 10.00 Senior Secured PIK Toggle Notes due 2022
(Title of the Indenture Securities)

*Table of Additional Registrants

Additional Registrants (as Guarantors of the 12.00% / 10.00 Senior Secured PIK Toggle Notes due 2022)

Exact Name of Registrant	State or Other	I.R.S.	Address, Including Zip
as Specified in its Charter	Jurisdiction of	Employer	Code, and Telephone
(or Other Organizational	Incorporation	Identification	Number, Including Area
Document)	or Organization	Number	Code, of Principal
Executive Offices
BLY IP Inc.	Delaware	47-314319	2570 West 1700 South
Salt Lake City, Utah 84104
(801) 972-6430

Boart Longyear Limited	Commonwealth	N/A	26 Butler Boulevard
	of Australia		Burbridge Business Park
Adelaide Airport, S.A. 5950
Australia
+61 8 837 58375

Boart Longyear Australia	Commonwealth	N/A	26 Butler Boulevard
PTY Limited	of Australia		Burbridge Business Park
Adelaide Airport, S.A. 5950
Australia
+61 8 837 58375

Votraint No. 1609 PTY	Commonwealth	N/A	26 Butler Boulevard
Limited	of Australia		Burbridge Business Park
Adelaide Airport, S.A. 5950
Australia
+61 8 837 58375

Boart Longyear Chile	Chile	N/A	Parque Industrial Los
Limitada			Libertadores
Av. Los Libertadores
N°16.500, Lote 1-A-2
Colina, Santiago – Chile
+56 2 2595-3300

Boart Longyear	Chile	N/A	Parque Industrial Los
Comercializadora Limitada			Libertadores
Av. Los Libertadores
N°16.500, Lote 1-A-2
Colina, Santiago – Chile
+56 2 2595-3300

Boart Longyear S.A.C.	Peru	N/A	Av. Defensores del Morro
2066
Chorrillos, Lima – Perú
+511 203 4200

Boart Longyear Company	Utah	87-050334	2570 West 1700 South
Salt Lake City, Utah 84104
(801) 972-6430

Longyear Holdings, Inc.	Delaware	20-288941	2570 West 1700 South
Salt Lake City, Utah 84104
(801) 972-6430

Longyear TM, Inc.	Delaware	20-288948	2570 West 1700 South
Salt Lake City, Utah 84104
(801) 972-6430

Boart Longyear	Utah		2570 West 1700 South
Manufacturing and		46-231542	Salt Lake City, Utah 84104
Distribution Inc.			(801) 972-6430

Boart Longyear	Canada	N/A	2442 South Sheridan Way
Manufacturing Canada Ltd			Mississauga L5J 2M7
(905) 822-7922

Longyear Canada, ULC	Canada	N/A	2442 South Sheridan Way
Mississauga L5J 2M7
(905) 822-7922

Boart Longyear Canada	Canada	N/A	2442 South Sheridan Way
Mississauga L5J 2M7
(905) 822-7922

Boart Longyear Suisse	Switzerland	N/A	Avenue des Morgines 12
SARL			1213 Petit Lancy
Geneva Switzerland
+41 22 709 0800

FORM T-1

Item 1.	GENERAL INFORMATION. Furnish the following information as to the Trustee.

a)	Name and address of each examining or supervising authority to which it is subject.
Comptroller of the Currency
Washington, D.C

b)	Whether it is authorized to exercise corporate trust powers.
Yes

Item 2.	AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.
None

Items 3-15	Items 3-15 are not applicable because to the best of the Trustee's knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16.	LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.

1.	A copy of the Articles of Association of the Trustee.*

2.	A copy of the certificate of authority of the Trustee to commence business, attached as Exhibit 2.

3.	A copy of the certificate of authority of the Trustee to exercise corporate trust powers, attached as Exhibit 3.

4.	A copy of the existing bylaws of the Trustee.**

5.	A copy of each Indenture referred to in Item 4. Not applicable.

6.	The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

7.	Report of Condition of the Trustee as of March 31, 2017 published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

* Incorporated by reference to Exhibit 25.1 to Amendment No. 2 to registration statement on S-4, Registration Number 333-128217 filed on November 15, 2005.

** Incorporated by reference to Exhibit 25.1 to registration statement on form S-3ASR, Registration Number 333-199863 filed on November 5, 2014.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the Salt Lake City, Utah on the 23rd of August 2017.

By:	/s/ Kim R. Galbraith]
Kim R. Galbraith
Vice President

Exhibit 2

Exhibit 3

Office of the Comptroller of the Currency

Washington, DC 20219

CERTIFICATION OF FIDUCIARY POWERS

I, Thomas J. Curry, Comptroller of the Currency, do hereby certify that:

1. The Office of the Comptroller of the Currency, pursuant to Revised Statutes 324, et seq, as amended, and 12 USC 1, et seq, as amended, has possession, custody, and control of all records pertaining to the chartering, regulation, and supervision of all national banking associations.

2. "U.S. Bank National Association," Cincinnati, Ohio (Charter No. 24), was granted, under the hand and seal of the Comptroller, the right to act in all fiduciary capacities authorized under the provisions of the Act of Congress approved September 28, 1962, 76 Stat. 668, 12 USC 92a, and that the authority so granted remains in full force and effect on the date of this certificate.

IN TESTIMONY WHEREOF, today,

October 28, 2016, I have hereunto

subscribed my name and caused my seal of

office to be affixed to these presents at the

U.S. Department of the Treasury, in the City

of Washington, District of Columbia.

Comptroller of the Currency

Exhibit 6

CONSENT

In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated: August 23, 2017

By:	/s/ Kim R. Galbraith
Kim R. Galbraith
Vice President

Exhibit 7
U.S. Bank National Association
Statement of Financial Condition
As of 6/30/2017

($000's)

	6/30/2017
Assets	
Cash and Balances Due From Depository Institutions	$ 28,930,463
Securities	110,114,701
Federal Funds	51,218
Loans & Lease Financing Receivables	276,413,785
Fixed Assets	4,477,993
Intangible Assets	12,859,050
Other Assets	24,062,996
Total Assets	**$456,910,206**
Liabilities	
Deposits	$357,756,287
Fed Funds	998,184
Treasury Demand Notes	0
Trading Liabilities	878,885
Other Borrowed Money	33,876,373
Acceptances	0
Subordinated Notes and Debentures	3,800,000
Other Liabilities	12,866,522
Total Liabilities	**$410,176,251**
Equity	
Common and Preferred Stock	18,200
Surplus	14,266,915
Undivided Profits	31,649,555
Minority Interest in Subsidiaries	799,285
Total Equity Capital	**$46,733,955**
Total Liabilities and Equity Capital	**$456,910,206**

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